Exhibit 10.34

IBM Global Services

Project Change Request

ProQuest Wind-Down Agreement & Transition Services

Statement of Work

(“Statement of Work”)

Prepared for

ProQuest Company

777 Eisenhower Parkway, P.O. Box 1346, Ann Arbor, Ml 48106-1346

February 15, 2006

The information in this Statement of Work may not be disclosed outside of ProQuest and may not be duplicated, used or disclosed in whole or in part for any purpose other than to evaluate the Statement of Work, provided that if this Statement of Work is executed with, ProQuest will have the right to duplicate, use or disclose the information to the extent provided by the contract. This restriction does not limit the right of ProQuest to use information contained in this Statement of Work if it is obtained from another source without restriction. IBM retains ownership of this Statement of Work.

IBM Global Services

Route 100

Somers, New York 10589

Table of Contents

1.	Overview	3
2.	IBM Statement of Work	3
	2.1 Project Scope	4
	2.2 Key Assumptions	4
	2.3 IBM Responsibilities	5
	2.4 ProQuest Responsibilities	8
	2.5 Completion Criteria	9
	2.6 Estimated Schedule	9
	2.7 Charges	9
	2.8 Additional Terms and Conditions	11
Appendix C - Escalation Procedure		15
Appendix D - Signature Document		16

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

1.	Overview

•

ProQuest Company, a Delaware corporation, and ProQuest Information and Learning Company, a Delaware corporation (“ProQuest IL”), both having their principal offices at 777 Eisenhower Parkway, P.O. Box 1346, Ann Arbor, Ml 48106-1346 (collectively referred to as “ProQuest”) and International Business Machines Corporation, a New York corporation, having its principal offices at Route 100, Somers, New York 10589 (“IBM”) entered into a Master Services Agreement executed by ProQuest Company and IBM (the “Master Services Agreement”) and a Service Agreement executed by ProQuest IL and IBM and incorporating the same Master Services Agreement (the “Service Agreement”), both effective as of January 01, 2005 , and a Statement of Work dated November 22, 2004 (the “Original Statement of Work”). ProQuest and IBM have agreed to terminate the Service Agreement and Original Statement of Work upon execution of this Statement of Work and enter into this Statement of Work which has been jointly developed. The parties also intend to work in good faith to enter into a new formal agreement for Services (“New Agreement”) for future work, independently of this Statement of Work or the earlier agreements referenced above.

By executing this Statement of Work, ProQuest is providing IBM with ninety (90) days written notice of its election to terminate the Services Agreement and of its election to terminate the Original Statement of Work as of the date of execution of this new Statement of Work. During said ninety (90) day transition period (“Transition”), the parties will perform under the terms of this Statement of Work which substantially revises the obligations of the parties under the Master Services Agreement. All of IBM’s performance obligations during the Transition are set forth in this Statement of Work.

Upon reaching the End Date of this Statement of Work, the parties intend to reach agreement on and execute the New Agreement. This Statement of Work will not be affected by the New Agreement and is not dependent upon the New Agreement or any of its terms.

Contact Information:

For additional information concerning this Statement of Work, please contact your IBM representative:

Daniel J. Nellius

Partner, BCS Consulting Services

3135 Catrina Lane

Annapolis, MD 21403

410-412-7931

dan.j.nellius@us.ibm.com

This Statement of Work describes the scope of the project

2.	IBM Statement of Work

This Statement of Work describes the Transition Services (“Transition Services”) to be undertaken by IBM. Described within this Statement of Work are the Transition Services to be provided by IBM and the IBM responsibilities and related ProQuest responsibilities to be provided in accordance with the terms of this Statement of Work.

Changes to this Statement of Work will be processed in accordance with the procedure described in Appendix B - Project Change Control Procedure. The investigation and the implementation of changes may result in modifications to the Estimated Schedule, Charges, and other terms of this Statement of Work and/or the Master Services Agreement.

The following are incorporated in and made part of this Statement of Work:

•	Appendix A - Deliverable Materials Guidelines

•	Appendix B - Project Change Control Procedure

•	Appendix C - Escalation Procedure

•	Appendix D - Signature Document

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

•	Exhibit 1 - Resource Roil Off Schedule

•	Exhibit 2 - Project List

To the extent there is any contradiction, inconsistency or ambiguity between the terms of this Statement of Work and the Agreement, this Statement of Work will govern. This Statement of Work, its Appendices, and the Agreement represent the entire agreement between the parties regarding the subject matter,

2.1 Project Scope

The ProQuest AMS Wind Down project is an engagement to assist ProQuest with retaking full responsibility for the production support, maintenance, enhancement, and development of all ProQuest applications. During this Transition, IBM will work with ProQuest to provide local and global resources as shown below:

•	IBM US Technical Resources

•	IBM India Onshore Technical Resources

•	IBM India Offshore Technical Resources

2.2 Key Assumptions

This Statement of Work and IBM’s estimates are based on the following key assumptions and those listed in the activities in Section 2.3 IBM Responsibilities, if any. Deviations that arise during the project will be managed through the procedure described in Appendix B - Project Change Control Procedure, and may result in adjustments to the Project Scope, Estimated Schedule, Charges and other terms. These adjustments may include charges on a time and materials basis using the current IBM AMS engagement rate structure as referenced in Section 2.7 Charges of this Statement of Work.. If an assumption deviation is not resolved through Appendix B - Project Change Control Procedure within fifteen (15) days, then the issue will be resolved in accordance with Appendix C - Escalation Procedure.

1.	Services under this Statement of Work will be performed at the rate as indicated in Table 1.

2.	IBM will provide the Services under this Statement of Work during normal ProQuest business hours, Monday – Friday (8:00 a.m. to 5:00 p.m. local time zone) except holidays. If necessary, ProQuest will provide to IBM personnel after-hours access to ProQuest facilities. Out-of-town personnel may work hours other than those defined as normal business hours to accommodate their travel schedules. Overtime charges as reflected in Section 2.7 herein may apply for any work hours outside the defined normal business hours.

3.	Minimum assignment periods of at least thirty (30) calendar days apply to all resources under this Statement of Work.

4.	Project Charges: All IBM resources assigned to this project are full time and as such will be deemed to have worked a minimum of forty (40) hours per week per resource, until released according to the provisions of this Statement of Work, unless mutually agreed to in a PCR. (A partial week is only permitted if there is a mid-week start/end date). IBM assumes no less than forty (40) billing hours per week per resource, exclusive of scheduled vacation time, sick time and holidays. The travel and living costs for U.S. based IBM resources while on-site at ProQuest are not included in the rates and will be billed to ProQuest separately. IBM Project Management Office resources are provided on a fixed price basis (Table 1(a)).

5.	At a minimum, ProQuest will provide IBM thirty (30) calendar days lead time to release IBM personnel.

6.	IBM will provide ProQuest with a Rate Card entitled ProQuest Development/Maintenance IBM Global Resource 2006 Rate Card (time and material rates), highlighting the available rates from IBM Global Services.

7.	ProQuest will deliver a Resource Roll Off Schedule (“Resource Roll Off Schedule”) indicating IBM resources and their associated roll off date no later than ten (10) days from the date this Statement of Work is executed in the format attached hereto as Exhibit 1 and incorporated herein.

8.

IBM in-flight projects are identified in Exhibit “2”, which includes only those projects approved as of the Effective Date of this Statement of Work. Each entry defines the project’s scope, its assigned IBM resources, and its anticipated completion date. IBM will make a good faith effort to deliver in-flight projects according to the project plans that exist as of the Effective Date of this Statement of Work. However,

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

changes to project scope, resources, processes, or tools during in-flight project execution may affect in-flight project completion schedules. In-flight projects spanning multiple business areas may have dependencies on projects and actions outside of IBM’s control. Delays or changes introduced as a result of these dependencies may also affect in-flight project completion schedules. In addition, to the extent that resources presently assigned to in-flight projects are needed to perform transition activities (e.g., knowledge transfer) or leave IBM employment, in-flight project completion schedules may be affected. IBM will alert ProQuest to events that may affect present in-flight project plans as IBM becomes aware of such items. In addition, IBM will identify in-flight projects that will not or may not complete prior to May 1, so that ProQuest can make appropriate plans to assume management and staffing ownership of these projects on or before May 1. IBM will provide the Exhibit 2 in-flight project list within five (5) days of the execution of this Statement of Work.

9.	IBM shall not be subject to any Service Levels, Service Level Agreements, Service Level Objectives, Performance Levels, Deliverables or any penalties (monetary or otherwise) thereto as referenced in the Agreement. The parties acknowledge that as of the Effective Date of this Statement of Work, IBM is not in default of any of its Service Levels, Service Level Agreements, Service Level Objectives, Performance Levels, or Deliverables under the Agreement or Original Statement of Work and that both parties waive and release any claims they have or may have related to the Agreement prior to the date of this Statement of Work or related to the Original Statement of Work.

10.	The IBM AMS Team will be granted access to ProQuest’s systems as necessary for IBM to perform the Transition Services under this Statement of Work.

11.	ProQuest is responsible for providing the appropriate infrastructure, hardware, software and network connectivity to access ProQuest’s systems.

12.	ProQuest will be responsible for the architectural direction of their project.

13.	The Start Date of this Statement of Work is February 1, 2006. This date is based upon the requirement that ProQuest shall provide IBM with written notice of its intent to terminate the Agreement and Original Statement of Work effective May 1, 2006 and execute the New Agreement with IBM for Services.

14.	The IBM Project Management Office will remain in the same capacity with the same cost structure throughout the term of this Statement of Work.

15.	Current ProQuest invoicing and billing requirements will remain unchanged and current invoicing standards will remain unchanged.

16.	The Effective Date of this Statement of Work is February 1, 2006.

17.	The End Date of this Statement of Work is May 1, 2006.

2.3 IBM Responsibilities

ProQuest is requesting staff augmentation services. This Statement of Work will outline hourly rates for each of the Resource types included in Table 1 - Project Resources. During the term of this Statement of Work, IBM will continue to provide IBM Project Management Office services. IBM will provide all Services in a good and workmanlike manner.

2.3.1 IBM AMS Delivery Manager

Prior to the start of this Statement of Work, IBM will designate a person called the IBM Application Management Services (AMS) Delivery Manager who will be the focal point for ProQuest communications relative to this Statement of Work. The IBM AMS Delivery Manager will have the authority to act on behalf of IBM in all matters regarding this Statement of Work. The IBM AMS Delivery Manager will provide on-going delivery oversight of the IBM responsibilities performed through the IBM Project Management Office. The IBM AMS Delivery Manager will assist the ProQuest Project Manager with the following activities through the IBM Project Management Office:

Planning

(a)	Review with the ProQuest Project Manager this Statement of Work and the contractual responsibilities of both parties.

(b)	Maintain project communications through the ProQuest Project Manager.

(c)	Coordinate IBM resource staffing.

(d)	Provide a full-time, dedicated team based on resource requirements received from ProQuest.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Project Tracking and Reporting

(a)	Review with the ProQuest Project Manager the IBM standard invoice format and billing procedure to be used for invoicing under this Statement of Work.

(b)	Work with the ProQuest Project Manager to address and resolve IBM resource issues.

(c)	Participate in regularly scheduled program status meetings as needed.

(d)	Prepare and submit Status Reports to the ProQuest Project Manager as required by this Statement of Work.

(e)	Administer the Project Change Control Procedure with the ProQuest Project Manager.

(f)	Manage IBM resources assigned to the account.

(g)	Conduct weekly status project meetings.

(h)	Assist in resolving deviations in the estimated schedule.

(i)	Help resolve project issues within IBM’s organization, as necessary.

(j)	As time permits, assist in defining the processes and tools required for effective post wind-down interactions and flow of work product to IBM associates both on- and off-shore.

(k)	Manage customer relationship.

Deliverable Materials:

a. Monthly Status Reports

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With respect to any Supplier Proprietary Materials which are embedded into any Client Materials or Developed Materials in connection with the Transition Services, Supplier grants to ProQuest the licenses to such Supplier Proprietary Materials provided in Section 13.2 of Exhibit B to the MSA. With respect to any Supplier Third Party Proprietary Materials which are embedded into any Client Materials or Developed Materials in connection with the Transition Services, Supplier grants to ProQuest the licenses to such Supplier Third Party Proprietary Materials provided in Section 13.3 of Exhibit B to the MSA. With respect to any Work Product developed by Supplier as part of the Transition Services, Supplier grants to ProQuest the licenses to such Work Product provided in Section 13.4 of Exhibit B to the MSA.

There are no other Deliverable(s) under the Agreement or this Statement of Work.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

2.3.2 IBM Technical Resources (IBM US, IBM India Onshore, and IBM India Offshore)

Responsibilities: Provide technical analysis, production support assistance, application maintenance support, small enhancement support, application development support, and application knowledge transfer support as requested to assist ProQuest.

•

IBM in-flight projects are identified in Exhibit “2”, which includes only those projects approved as of the Effective Date of this Statement of Work. Each entry defines the project’s scope, its assigned IBM resources, and its anticipated completion date. IBM will make a good faith effort to deliver in-flight projects according to the project plans that exist as of the Effective Date of this Statement of Work. However, changes to project scope, resources, processes, or tools during in-flight project execution may affect in-flight project completion schedules. In-flight projects spanning multiple business areas may have dependencies on projects and actions outside of IBM’s control. Delays or changes introduced as a result of these dependencies may also affect in-flight project completion schedules. In addition, to the extent that resources presently assigned to in-flight projects are needed to perform transition activities (e.g., knowledge transfer) or leave IBM employment, in-flight project completion schedules may be affected. IBM will alert ProQuest to events that may affect present in-flight project plans as IBM becomes aware of such items. In addition, IBM will identify in-flight projects that will not or may not complete prior to May 1, so that ProQuest can make appropriate plans to assume management and staffing ownership of these projects on or before May 1. IBM will provide the Exhibit 2 in-flight project list within five (5) days of the execution of this Statement of Work.

2.3.3 Other IBM Responsibilities

•	IBM will make its staff available to provide assistance to ProQuest as reasonably required and that ProQuest is given reasonable access to IBM personnel.

•

IBM will provide all information and materials reasonably required to enable IBM to provide the Transition Services described in this Statement of Work. IBM agrees that all information disclosed or to be disclosed to ProQuest is and will be true, accurate and not misleading in any material respect.

•

IBM will be responsible for ensuring its own compliance with all laws and regulations applicable to its business or services, including but not limited to, those pertaining to product safety and regulatory compliance for IBM products. It is IBM’s sole responsibility to obtain advice of competent legal counsel as to the identification and interpretation of any relevant laws, rules and regulations that may affect IBM’s business and any actions IBM may need to take to comply with such laws.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

2.4 ProQuest Responsibilities

The successful completion of the Transition Services depends on the full commitment and participation of ProQuest management and personnel. The responsibilities listed in this section are in addition to those responsibilities specified in the Agreement and Original Statement of Work, and are to be provided at no charge to IBM. ProQuest is responsible for the control of all ProQuest responsibilities. IBM’s performance is predicated upon the following responsibilities being fulfilled by ProQuest, as scheduled in the project plan.

2.4.1 ProQuest Project Manager

Prior to the start of this project, ProQuest will designate a person to serve as the ProQuest Project Manager who will be the focal point for IBM communications relative to this project and will have the authority to act on behalf of ProQuest in all matters regarding this project. The ProQuest Project Manager’s responsibilities include:

•	Manage all personnel and responsibilities for this project.

•	Serve as the interface between IBM and all ProQuest departments participating in the project.

•	Administer the Project Change Control Procedure with the IBM AMS Delivery Manager.

•	Conduct weekly project status meetings.

•	Obtain and provide information, data, and decisions as needed by IBM to complete the Transition Services.

•	Resolve deviations from the estimated schedule.

•	Help resolve project issues and escalate issues within ProQuest’s organization, as necessary.

•	Direct and manage all workflow and work requests.

2.4.2 Other ProQuest Responsibilities

ProQuest will:

•

Ensure that ProQuest staff is available to provide such assistance as IBM reasonably requires and that IBM is given reasonable access to ProQuest personnel to enable IBM to provide the Transition Services.

•

Provide all information and materials reasonably required to enable IBM to provide the Transition Services. ProQuest agrees that all information disclosed or to be disclosed to IBM is and will be true, accurate and not misleading in any material respect.

•	Be responsible for providing the appropriate infrastructure, hardware, software and network connectivity to access ProQuest’s systems.

•	Make final selection of solution and technical architectures.

•

For ProQuest Third Parties or Third Party Information: Ensure ProQuest has appropriate agreements in place with third parties to enable IBM to perform the Transition Services under this Statement of Work, where ProQuest is using or providing IBM with third party information, support or materials for a project including but not limited to, where ProQuest is employing other third parties whose work may affect IBM’s ability to provide the Transition Services. Unless specifically agreed to otherwise in writing, ProQuest will be responsible for the management of the third parties and the quality of their input and work. ProQuest is solely responsible for any third party hardware, software or communications equipment supplied by such third parties or by Proquest and used in connection with the Services.

•

ProQuest will be responsible for ensuring its own compliance with all laws and regulations, including but not limited to, those pertaining to product safety and regulatory compliance for non-IBM products including those recommended by IBM. It is ProQuest’s sole responsibility to obtain advice of competent legal counsel as to the identification and interpretation of any relevant laws, rules and regulations that may affect ProQuest’s business and any actions ProQuest may need to take to comply with such laws.

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ProQuest shall deliver an IBM Resource Roll Off Plan indicating IBM resources and their associated roll off date no later than ten (10) days from the date this Statement of Work is executed as set forth in Section 2.2, subsection 6 herein.

2.4.3 Laws, Regulations and Statutes

ProQuest is responsible for the identification of, interpretation of, and compliance with, any applicable laws, regulations and statutes that affect ProQuest’s applications or business.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

ProQuest is responsible for determining that any non-IBM products and their integration are in compliance with national building and installation codes and other laws and regulations, including product safety regulations.

2.4.4 Data File Content and Security

ProQuest is responsible for the actual content of any ProQuest data file, selection and implementation of controls on its access and use, and security of the stored data.

2.4.5 Facilities

ProQuest will provide IBM resources, working at ProQuest’s facilities, with suitable office space, and other accommodations and facilities that IBM may reasonably require to perform the Transition Services, in particular supplies, furniture, computer facilities, telephone/fax communications, high speed internet connectivity and VPN access to IBM network. ProQuest will be responsible for ensuring that it has appropriate backup, security and virus-checking procedures in place for any computer facilities ProQuest provides or which may be affected by the Transition Services.

2.5 Completion Criteria

IBM will have fulfilled its obligations under this Statement of Work when any one of the following first occurs:

•	As of the End Date, May 1, 2006, or

•	ProQuest terminates the project in accordance with the provisions of this Statement of Work.

2.6 Estimated Schedule

The Transition Services in this Statement of Work are estimated to be performed in a period from February 1, 2006 to May 1, 2006.

2.7 Charges

2.7.1 Project Resources

IBM will staff the project with the number of resources at ProQuest’s request specified in the table below to the extent that resources are available and they are approved by ProQuest. ProQuest may request additional resources beyond the number specified in this Statement of Work through a Project Change Request agreed to by ProQuest and IBM. IBM will use commercially reasonable efforts to provide individuals with technical skills to provide the Transition Services or for continuing to provide production, application management or knowledge transfer activities as set forth in this Statement of Work.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Table 1 (a and b) – Services Rate Table Charges:

Table 1 (a)

TIER	February 2006	March 2006	April 2006
PMO – Fixed Price Fees	$85,150	$85,150	$85,150
Total	$85,150	$85,150	$85,150

Table 1(b)

Rates	Transition Plan Hourly Rate
OnShore in USA	$73.00
OffShore for USA	$22.20
USA Resources	$97.00

Our PMO resources will be provided on a fixed fee basis and the remainder of this work will be conducted on a time and materials basis. Our fees are exclusive of any travel and living expenses, other reasonable expenses incurred in connection with the Transition services, and any applicable taxes. Any estimate given by IBM of any charge whether for planning or any other purpose is only an estimate and is not contractually binding.

2.7.2 Payments

a.) ProQuest will pay IBM’s invoices as set forth in this Statement of Work. ProQuest will pay IBM’s invoices on or before thirty (30) days from ProQuest’s receipt of a proper and correct invoice from IBM (the “Payable Date”).

b.) Payment will be made in United States currency.

c.) If any payments or portions thereof are not received by IBM within five (5) days after the Payable Date, and ProQuest has not put the invoice into dispute by the due date, ProQuest will also pay IBM a late fee for each day between and including the sixth day after the Payable Date and the date IBM receives such late payment in full. The amount of the late fee will be invoiced to ProQuest and payable in accordance with (a) above. The late fee will be based on a rate equal to the lesser of;

1.	one percent (1%) of the invoice amount of such payments per every thirty days or portion thereof; or

2.	the maximum amount permissible by the applicable law.

IBM will invoice ProQuest monthly for actual Transition Services hours worked, applicable taxes, travel and living expenses, and other expenses listed below incurred in connection with the Transition Services. ProQuest agrees to pay by electronic funds transfer or other means acceptable to IBM to an account specified by IBM. In the event of late payment of any invoice or portion thereof which ProQuest has not put into dispute, IBM reserves the right to suspend the provision of Transition Services and to charge interest on amounts overdue as set forth under “Payments” in this section. If ProQuest does not put into dispute an invoice or any portion thereof by the due date and fails to make payment by said date, the dispute will be resolved pursuant to Appendix C, Escalation Procedure.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

•	Other expenses:

•	ProQuest will be invoiced for the Estimate Network (Fees & Charges):

•	Estimate Local Travel: $6,500 estimated fees includes PMO expense reimbursement for local mileage and travel costs for our HR resources to facilitate any rebadging of resources back to ProQuest.

•

Estimated Travel & Living for Rotational Trips: $ 5,500 - This represents the planned cost of Basudev Basu’s return to India at the end of his on-site tenure. We have not assumed any rotational travel expenses as no individual will have reached the eighteen (18) month mark within the ninety (90) day period, and we will put a moratorium on those trips during the ninety (90) day period. Agreements or future Statements of Work contracted through IBM that include continued use of IGSI Landed resources after the ninety (90) day wind down will need to factor in the costs and absence from the project for any resources that are due that rotational trip home.

2.8 Additional Terms and Conditions

2.8.1 Termination

ProQuest may terminate this Statement of Work by giving IBM not less than 60 days’ written notice. Upon termination, ProQuest will pay IBM for 1) all Transition Services IBM provides and any Products and Materials IBM delivers through termination, 2) all expenses IBM incurs through termination, and 3) any reasonable charges IBM incurs under this Statement of Work in terminating the Transition Services. If disputed, the reasonableness of the charges shall be determined pursuant to the terms of Appendix C herein.

2.8.2 AMS Project Invoicing

ProQuest will pay its financial obligations under the Agreement and Original Statement of Work through January 31, 2006. The estimated fees are $890,000.00.

2.8.3 ProQuest Future Revenue Commitments

Notwithstanding the above and as a condition of IBM entering into this Statement of Work, ProQuest guarantees it will purchase from IBM during calendar year 2006 a minimum of $2 million in additional, new IBM services and during calendar year 2007 an additional minimum of $2 million of new IBM services (excluding hardware or software maintenance and support fees). Any amounts invoiced by IBM to ProQuest for the Transition Services as set forth herein will not be credited toward the $4 million in such guaranteed services. Any new projects ordered by ProQuest will be credited against the 2006 and 2007 guarantees herein. In addition, any services performed by IBM after May 1, 2006 including residual AMS services shall be credited toward said guaranteed services. Any unspent portion of such amount shall be due and payable in full to IBM on or before December 31, 2007. This obligation is unconditional and may not be setoff against any other amounts or obligations. The obligations of ProQuest under Section 2.8.3 herein to purchase from IBM a minimum of $4 million of services shall survive the termination of the Agreement, the Original Statement of Work and this Statement of Work, no matter the basis for termination. Collection of the guaranteed amount shall be IBM’s sole remedy for any failure by ProQuest to purchase the agreed-upon services.

2.8.4 ProQuest Payment Schedule

In addition to the above, ProQuest agrees to pay to IBM $4,029,689 dollars on March 31, 2006 which obligation shall also survive any termination of the Agreement, the Original Statement of Work and this Statement of Work, and is unconditional.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

2.8.5 ProQuest Payment Obligations

Any monies paid by ProQuest hereunder are in lieu of any other ProQuest payment obligations under the Service Agreement or the Original Statement of Work, and all such payment obligations of the Service Agreement or the Original Statement of Work are hereby relieved.

2.8.6 IBM Project Resources Hiring Policy

1) ProQuest may offer employment to IBM resources participating working under this Statement of Work.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Appendix A: Deliverable Materials Guidelines

Monthly Status Report

Purpose: IBM will provide a Monthly Status Report advising the ProQuest Project Manager of the progress and status of IBM activities worked on during that period. Significant accomplishments, milestones, and problems will be identified.

Content: The report will consist of the following, as appropriate:

•	Activities performed during the current reporting period

•	Activities planned for the next reporting period

•	Hours summary

•	Hours expended during this reporting period

•	Hours expended to date

•	Project change control summary

•	Problems, concerns, and recommendations

•	Other items of importance

IBM will deliver one (1) copy of this document on a monthly basis, and Status Reports are considered accepted once delivered.

•

IBM in-flight projects are identified in Exhibit “2”. Each entry defines the project’s scope, its assigned IBM resources, and its anticipated completion date. IBM will make a good faith effort to deliver in-flight projects according to the project plans that exist as of the Effective Date of this Statement of Work. However, changes to project scope, resources, processes, or tools during in-flight project execution may affect in-flight project completion schedules. In-flight projects spanning multiple business areas may have dependencies on projects and actions outside of IBM’s control. Delays or changes introduced as a result of these dependencies may also affect in-flight project completion schedules. In addition, to the extent that resources presently assigned to in-flight projects are needed to perform transition activities (e.g., knowledge transfer) or leave IBM employment, in-flight project completion schedules may be affected. IBM will alert ProQuest to events that may affect present in-flight project plans as IBM becomes aware of such items. In addition, IBM will identify in-flight projects that will not or may not complete prior to May 1, so that ProQuest can make appropriate plans to assume management and staffing ownership of these projects on or before May 1.

There are no other Deliverable(s) under the Agreement or this Statement of Work.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Appendix B - Project Change Control Procedure

The following process will be followed if a change to this Statement of Work is required and supercedes any Change Control Procedures as set forth or referenced in the Agreement.

•	A Project Change Request (PCR) will be the vehicle for communicating change. The PCR must describe the change, the rationale for the change and the effect the change will have on the project.

•	The designated Project Manager of the requesting party will review the proposed change and determine whether to submit the request to the other party.

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Both Project Managers will review the proposed change and recommend it for further investigation or reject it. IBM will specify any charges for such investigation. A PCR must be signed by authorized representatives from both parties to authorize investigation of the recommended changes. IBM will invoice ProQuest for any such charges. The investigation will determine the effect that the implementation of the PCR will have on price, schedule and other terms and conditions of the Agreement.

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A written Change Authorization and/or PCR must be signed by authorized representatives from both parties to authorize implementation of the investigated changes. Until a change is agreed in writing, both parties will continue to act in accordance with the latest agreed version of the Statement of Work.

•	A PCR not approved within five (5) business days will be deemed rejected.

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Appendix C - Escalation Procedure

The following procedure will be followed if resolution is required to a conflict arising during the performance of this Statement of Work.

When a conflict arises between ProQuest and IBM, the project team member(s) will first strive to work out the problem internally.

•	Level 1: If the project team cannot resolve the conflict within two (2) working days, the ProQuest Project Manager and IBM AMS Delivery Manager will meet to resolve the issue.

•	Level 2: If the conflict is not resolved within three (3) working days after being escalated to Level 1, the ProQuest Executive will meet with the IBM Project Executive to resolve the issue.

•	If the conflict is resolved by either Level 1 or Level 2 intervention, the resolution will be addressed in accordance with Appendix B - Project Change Control Procedure.

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If the conflict remains unresolved after Level 2 intervention, then either party may terminate this Statement of Work. If the conflict is addressed by termination, ProQuest agrees to pay IBM for a) all Transition Services IBM provides and any Products and Materials IBM delivers through termination, b) all expenses IBM incurs through termination, c) any charges IBM incurs in terminating the Transition Services and d) the lesser of $4 million or the amount remaining of the $4 million not purchased by ProQuest in IBM services as committed to in Section 2 herein.

•

During any conflict resolution, IBM agrees to provide Transition Services relating to items not in dispute, to the extent practicable pending resolution of the conflict. ProQuest agrees to pay invoices per the Agreement.

The ProQuest Project Executive will be:

Skip Prichard

ProQuest President, Information and Learning

777 Eisenhower Parkway, P.O. Box 1346

Ann Arbor, Ml 48106-1346

734-997-4720

david.prichard@il.proquest.com

The IBM Project Executive for this Statement of Work will be:

Daniel Nellius

Partner, BCS Consulting Services

3135 Catrina Lane

Annapolis, MD21403

410-412-7931

dan.j.nellius@us.ibm.com

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential

Appendix D - Signature Document

An authorized signature on this page by ProQuest indicates its acceptance of this Statement of Work.

IBM Statement of Work for Transition Services

Each of us agrees that the complete agreement between us about this transaction consists of 1) this Statement of Work and 2) the Agreement.

Agreed to:	Agreed to:

ProQuest Company	International Business Machines Corporation

Armonk, New York 10504

By: its President	By:

Authorized signature:	Authorized signature

/s/ Alan Aldworth

Name (type or print):	Name (type or print):

Alan Aldworth

Date: 2.15.2006	Date:

ProQuest Information and Learning Company

Referenced Agreement Name: IBM Global Services ProQuest Wind-Down Agreement & Transition Services Statement of Work

By: its President	Referenced Agreement number: dated

Authorized signature:	Statement of Work number:

/s/ David A. Prichard

Name (type or print):	IBM Office Address:

David A. Prichard

Date: 2.15.2006	Route 100

Somers, New York 10589

Customer number:

Customer address:

777 Eisenhower Parkway, P.O. Box 1346

Ann Arbor, MI 48106-1346

Project Name: ProQuest Wind-Down Agreement & Transition Services Statement of Work

Estimated End Date: May 1, 2006

Project Change Request

IBM Statement of Work for Transition Services

ProQuest & IBM Confidential